EXHIBIT 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 13, 2026, by and among Longevity Health Holdings, Inc, a Delaware corporation whose principal place of business is located at 2403 Sidney Street, Suite 300 Pittsburgh, PA 15203 (the “Company”), Carmell Regen Med Corporation (f/k/a Carmell Therapeutics Corporation), a Delaware corporation and wholly owned subsidiary of the Company (“Carmell Regen”), and the Purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, Carmell Regen and the Purchaser are parties to that certain Securities Purchase Agreement dated January 19, 2022.

WHEREAS, pursuant to the Securities Purchase Agreement, Carmell Regen issued to the Purchaser the Existing Note and the Warrant.

WHEREAS, pursuant to a Debt Assignment and Assumption Agreement, dated as of the date hereof (the “Debt Assignment and Assumption Agreement”), by and between the parties hereto, the Company assumed the obligations of Carmell Regen under the Existing Note.

WHEREAS, pursuant to the Business Combination by and among the Company, Candy Merger Sub, and Carmell Regen, dated January 4, 2023, each warrant to purchase shares of Carmell Regen Med common stock was exchanged for a warrant to purchase shares of the Company’s common stock.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to

Section 3(a)(9) of the Securities Act, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (i) the Initial Note in exchange for the Existing Note and (ii) the Additional Note in exchange for the Warrant, and to agree to certain matters as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as set forth below.

ARTICLE I

DEFINITIONS

1.1	The following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Note” means the Company’s 10% Senior Secured Note due February 13, 2028 in the form attached hereto as Exhibit B in aggregate principal amount of $1,100,000 to be issued to the Purchaser hereunder.

“Affidavit of Confession of Judgment” means the Affidavit of Confession of Judgment in the form attached hereto as Exhibit E, to be executed by the Company and the Subsidiary Guarantors.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) through (v) above. Notwithstanding anything to the contrary set forth herein, no Change of Control shall be deemed to occur as a result of a transaction with HS Homeworx Holdings Inc. or Slatkin and Company so long as no Event of Default has occurred or is continuing and each entity or business combined with or acquired by the Company in such transaction that becomes a direct or indirect subsidiary of the Company shall become a Subsidiary Guarantor and shall grant a security interest in all of its assets pursuant to the Security Agreement and the IP Security Agreement on substantially the same terms as the Company’s existing Subsidiaries to the extent available or to the extent not available on as senior a basis as available.

“CMU License Agreement” means the License Agreement, by and between Carnegie Mellon University and the Company, originally dated as of January 30, 2008, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means K&L Gates LLP.

“Debt and Assignment and Assumption Agreement” shall mean the debt and warrant assumption and amendment agreement, by and between the Company, Carmell Regen and the Purchaser, substantially in the form of Exhibit K hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) any equity awards to employees, officers or directors or unaffiliated consultants of the Company or its Subsidiaries pursuant to any equity compensation plan duly approved by the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issuable upon exercise, conversion or pursuant to the terms of the Notes, or convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transaction, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receive benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Existing Note” means the outstanding 10% Original Issue Discount Senior Secured Convertible Note due January 19, 2023 in aggregate principal amount of $1,250,000 issued by Carmell Regen to the Purchaser, as amended or modified from time to time.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Initial Note” means the Company’s 10% Senior Secured Note due February 13, 2028 in the form attached hereto as Exhibit A in aggregate principal amount of $1,250,000 to be issued to Purchaser hereunder.

“IP Security Agreement” means the Amended and Restated Intellectual Property Security Agreement, in the form attached hereto as Exhibit H, by and among the Company, the subsidiaries of the Company listed on the signature page thereto and Puritan Partners LLC, as Collateral Agent.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-up Agreements” means the lock-up agreements executed by the Company’s executive officers and directors and any 5% shareholders of the Company.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Notes” means the Initial Note and the Additional Note.

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” shall mean the regulations promulgated by OFAC, as amended from time to time.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Qualified Offering” means a debt or equity financing for the account of the Company or any of its Subsidiaries in which shares of Common Stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock are issued, which financing results in cumulative aggregate cash proceeds to the Company of at least $8,000,000.

“Registrable Securities” means, as of any date of determination, (a) all shares of Common Stock then issued and issuable upon conversion in full of the Notes including interest thereon to the Maturity Date and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to file a registration statement with respect thereto) for so long as (a) a registration statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchaser in accordance with an effective registration statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the Purchaser (assuming that such securities and any securities issuable upon conversion of which such securities were issued or are issuable, were at no time held by any Affiliate of the Company).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes, and the shares of Common Stock issuable upon conversion of the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Amended and Restated Security Agreement in the form attached hereto as Exhibit C, to be entered into by and among the Company, the subsidiaries of the Company listed on the signature page thereto and Puritan Partners, as Purchaser and Collateral Agent.

“Security Documents” means the Security Agreement and the IP Security Agreement and any other documents and filings required thereunder (all UCC-1 and IP filing receipts) in order to grant the Purchaser a perfected first priority security interest on all of the current and future assets of the Company and its Subsidiaries.

“Shares” shares of common stock of the Company.

“Strategic Transaction” means any merger, consolidation, business combination, reverse merger, acquisition, disposition, sale of assets, sale of equity or debt securities, recapitalization, restructuring, financing, refinancing, uplisting transaction, change-of-control transaction, strategic investment, joint venture, licensing transaction, or other transaction approved by the Company’s Board of Directors.

“Subsidiary” means any direct or indirect subsidiary of the Company as set forth on Schedule 3.1(a) of the Disclosure Schedules.

“Subsidiary Guarantee” means the guarantee in the form of Exhibit G hereto to be issued by the Subsidiary Guarantors to the Purchaser.

“Subsidiary Guarantors” means the Subsidiaries of the Company party to the Subsidiary Guarantee.

“to the knowledge of the Company,” “to the Company’s knowledge” and similar words and phrases mean the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer, in each case after reasonable inquiry of all officers and employees of the Company under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE MKT LLC, any trading platform maintained by OTC Markets, Inc., including, but not limited to, the OTCQX, OTCQB and Pink Open Markets.

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the IP Security Agreement, the Affidavit of Confession of Judgment, the Lock-up Agreements, the Transfer Agent Instructions, the Subsidiary Guarantee, the Debt Assignment and Assumption Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of One State Street Plaza, 30th Floor, New York, New York 10004, and any successor transfer agent of the Company.

“Warrant” means the 5-year warrants, issued by the Company to the Purchaser on January 19, 2022, exercisable at the conversion price therein to purchase 1,885,796 shares of Common Stock.

ARTICLE II

PURCHASE AND SALE

2.1 (a) Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 2.3, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, on the Closing Date (as defined below), the Initial Note and the Additional Note. On the Closing Date, (i) the Purchaser shall (A) deliver the Existing Note to the Company for cancellation in exchange for the Initial Note, and (B) deliver the Warrant to the Company for cancellation in exchange for the Additional Note, and (ii) the Company shall deliver to the Purchaser the Initial Note and the Additional Note, each duly executed by the Company and registered in the name of the Purchaser or its designee. The closing of the purchase and sale of the Initial Note and the Additional Note (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures on the first Business Day on which the conditions to the Closing set forth below are satisfied or waived. The date of the Closing is referred to herein as the “Closing Date.”

2.2	Deliveries.

a)	At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser the following:

(i)	this Agreement, duly executed by the Company;

(ii)	a duly executed Initial Note in the form of Exhibit A hereto, registered in the name of the Purchaser or its designee;

(iii)	a duly executed Additional Note in the form of Exhibit B hereto, registered in the name of the Purchaser or its designee;

(iv)	a duly executed Debt Assumption and Assignment Agreement in the form of Exhibit K hereto, duly executed by the Company and Carmell Regen;

(v)	the Security Agreement in the form of Exhibit C hereto, duly executed by the Company and its Subsidiaries;

(vi)	the IP Security Agreement in the form of Exhibit H hereto, duly executed by the Company and its Subsidiaries;

(vii)	the Affidavit of Confession of Judgment in the form of Exhibit E hereto, duly executed by the Company and its Subsidiaries;

(viii)	the Subsidiary Guarantee in the form of Exhibit G hereto, duly executed by the Subsidiary Guarantors;

(ix)	the Lock-up Agreements in the form of Exhibit I hereto, executed by the Company’s executive officers and directors and other 5% shareholders of the Company, if any;

(x)

Certificates of the Chief Executive Officer and Chief Financial Officer of each of the Company and the Subsidiary Guarantors, in the form of Exhibit J, certifying as to (a) copies of the Certificate of Incorporation and bylaws or equivalent documents of the Company and Subsidiary Guarantors, as amended and restated as of the date hereof, (b) the resolutions of the board of directors or other governing body of the Company and Subsidiary Guarantors to authorize the execution, delivery and performance of the Transaction Documents by such party, (c) the names and true signatures of the officers of each of the Company and the Subsidiary Guarantors authorized to sign the Transaction Documents to which it is a party, and (d) all conditions set forth in this Section 2.2(a) have been met by such party;

(xi)	Certificates of good standing for the Company and the Subsidiary Guarantors in the jurisdictions of their respective states of incorporation or formation;

(xii)	Transfer Agent Instructions in the form of Exhibit F hereto, executed by the Company;

(xiii)	[intentionally omitted]; and

(xiv)	Stock powers with respect to the common stock of the Subsidiary Guarantors executed in blank in the form of Exhibit L hereto, executed by the Company.

b)	On the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company the following:

(i)	this Agreement duly executed by the Purchaser;

(ii)	the Existing Note for cancellation;

(iii)	the Warrant for cancellation;

(iv)	[intentionally omitted];

(v)	the Security Agreement, duly executed by the Purchaser;

(vi)	the IP Security Agreement, duly executed by the Purchaser; and

(vii)	the Debt Assumption and Amendment Agreement, duly executed by the Purchaser.

2.3	Closing Conditions.

a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on such Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)	all obligations, covenants and agreements of Purchaser required to be performed at or prior to such Closing Date shall have been performed; and

(iii)	the delivery by the Purchaser of the items set forth in Section 2.2(b) with respect to the Closing.

b)	The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the Company and the Subsidiary Guarantors shall be in good standing in the jurisdictions of their respective states of incorporation or formation;

(ii)	the accuracy in all material respects when made and on such Closing Date of the representations and warranties of the Company contained herein;

(iii)	all obligations, covenants and agreements of the Company and its Subsidiaries required to be performed at or prior to such Closing Date shall have been performed in all material respects;

(iv)

no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(iii)	the delivery by the Company of the items set forth in Section 2.2(a) with respect to the Closing;

(iv)	Since the date of execution of this Agreement, there shall have been no Material Adverse Effect with respect to the Company;

(v)	the Company and the Subsidiary Guarantors shall have no outstanding indebtedness, other than Permitted Indebtedness (as defined in the Notes);

(vi)

no other securities of the Company outstanding after the use of proceeds hereof (i) shall be in default or (ii) shall reset (or shall have exercised any rights to convert into the Securities by virtue of a most favored nations or otherwise) as a result of the issuance of the Securities, except for the Company's common stock warrants issued on January 2, 2025, whose exercise price will decrease from $3.3557 to $1.38, the minimum exercise price permitted under the terms of such warrants, and whose aggregate number of shares issuable upon exercise will increase from 292,929 to 712,307; and

(vii)

no banking moratorium have been declared either by the United States or New York State authorities, no suspension of trading shall have been declared on the New York Stock Exchange or the NASDAQ Stock Market, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Note at the Closing.

2.4         Termination of Securities Purchase Agreement. Effective as of the Closing, the Securities Purchase Agreement, dated January 19, 2022, shall terminate as between Carmell Regen and Purchaser, without liability on the part of either party, and be of no further force or effect as of such date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth (i) in the corresponding sections or subsections of the Disclosure Schedules delivered herewith (collectively, the “Disclosure Schedules”) which shall be deemed a part hereof or (ii) in the registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference therein) required to be filed or furnished by the Company with the Commission since January 1, 2025 that are publicly available at least one Business Day prior to the date hereof (the “SEC Documents”), the Company hereby makes the representations and warranties set forth below to the Purchaser:

a)

Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Documents. The Subsidiary Guarantors are all of the direct or indirect subsidiaries of the Company with material operations. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, other than the Lien granted to the Purchaser, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b)

Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The foregoing representation and warranty and the similar representation and warranty in the other Transaction Documents shall be qualified as to the Company’s good standing by the matter set forth in paragraph 9 of Exhibit J hereto, i.e., the Certificate of the Company’s CEO and CFO. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiaries’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c)

Authorization; Enforcement. The Company and each of its Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its respective obligations hereunder and thereunder. The execution and delivery by each of the Company and its Subsidiaries of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company or such Subsidiary, as applicable, and no further corporate action is required by the Company or any of its Subsidiaries in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each of its Subsidiaries party thereto, as applicable, and, when delivered in accordance with the terms hereof and thereof, and assuming due authorization and delivery by the other parties thereto, will constitute a valid and binding obligation of the Company and such Subsidiaries, as applicable, enforceable against the Company and such Subsidiaries, as applicable, in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d)

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby or thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to any other Person any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument evidencing indebtedness of the Company or any of its Subsidiaries to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

e)

Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, or local governmental authority or other Person in connection with the execution, delivery and performance by the Company or such Subsidiaries of the Transaction Documents, other than (i) the filing of disclosures required under the Securities Exchange Act of 1934; (ii) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws and (iii) the filing of the Registration Statement (collectively, the “Required Approvals”).

f)

Issuance of the Securities. (i) The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be issued free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Common Stock issuable upon conversion of the Notes, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, free and clear of all Liens (other than restrictions on transfer pursuant to applicable securities laws). The Company has reserved from its duly authorized capital stock four (4) times the maximum number of shares of Common Stock issuable pursuant to the Notes, including interest thereon to the Maturity Date; and (ii) The Notes have been issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) under the Securities Act. The holding periods of the Notes may be tacked to the holding periods of the Existing Note and Warrants, respectively, i.e., January 19, 2023. Assuming compliance by the Company with the information requirements of Rule 144(c), the Purchaser may sell the shares underlying the Notes without registration of such shares under the Securities Act.

g)

Capitalization. The capitalization of the Company is as set forth in the SEC Documents as of the dates reported therein, and the capitalization of the Subsidiaries is as set forth on Schedule 3.1(g) of the Disclosure Schedules. Other than as set forth in the SEC Documents and/or as listed on Schedules 4(a) and Schedule 4(b) to the Settlement Agreement, the Company and the Subsidiaries have no indebtedness for money borrowed. Except as set forth in the SEC Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise or settlement of stock options or other awards under the Company’s equity compensation plan or the issuance of shares of Common Stock pursuant to the exercise of warrants outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except pursuant to this Agreement and other than as described in the SEC Documents, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock or shares of common stock of any of the Company’s Subsidiaries. The issuance and sale of the Notes contemplated by this Agreement will not result in a right of the Company’s or any of its Subsidiaries’ securities to adjust the exercise, conversion, exchange or reset price under such securities, except for the Company's common stock warrants issued on January 2, 2025, whose exercise price will decrease from $3.3557 to $1.38, the minimum exercise price permitted under the terms of such warrants, and whose aggregate number of shares issuable upon exercise will increase from 292,929 to 712,307. All of the outstanding shares of capital stock of the Company and its Subsidiaries are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to Company’s or any of its Subsidiaries’ capital stock to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or any stockholder of its Subsidiaries.

h)

Financial Statements. The consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements of the Company and its Subsidiaries have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

i)

Material Changes. Since March 31, 2026, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) except as set forth on Schedule 3.1(i) of the Disclosure Schedules or as set forth on Schedule 4(a) and Schedule 4(b) of the Settlement Agreement, each of the Company and its Subsidiaries has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s, its Subsidiaries’ financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) each of the Company and its Subsidiaries has not materially altered its method of accounting, (iv) each of the Company and its Subsidiaries has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) each of the Company and its Subsidiaries has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company’s existing equity compensation plan.

j)

Litigation. Other than as set forth in the SEC Documents, there is no material Proceeding pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been during the last ten (10) years, and to the knowledge of the Company, there is no pending or threatened in writing, any investigation by the Commission of the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

k)

Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect.

l)

Compliance, Material Contracts. Except as set forth on Schedule 3.1(l) of the Disclosure Schedules, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not have a Material Adverse Effect. Except as set forth on Schedule 3.1(l) of the Disclosure Schedules, each material contract of the Company and its Subsidiaries filed as an exhibit the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K (each, a “Material Contract”) is in full force and effect and constitutes a valid and binding obligation of the Company or such Subsidiary, as applicable, enforceable against the Company or such Subsidiary in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. No material defaults of the Company or any Subsidiary exist under any such Material Contract, except as set forth on Schedule 3.1(l). Neither the Company nor any Subsidiary has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract in a manner adverse to the Company.

m)

Regulatory Permits and Licenses. The Company and the Subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, and permits, except where the failure to possess such permits or to be in good standing would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

n)

Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

o)

Intellectual Property. The term “Proprietary Assets” means all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations, and licenses currently owned and/or used by the Company (which for purposes of this subsection shall include its Subsidiaries) or necessary for the conduct of the Company’s business as currently conducted, as well as any Material Contract under which the Company has access to any intellectual property or confidential information used by the Company in its business. Schedule 3.1(o) of the Disclosure Schedules sets forth all Proprietary Assets necessary, to the Company’s knowledge, to conduct the Company’s business as currently conducted or as presently proposed to be conducted. The Company owns, or has the right to use under the agreements or upon the terms described on Schedule 3.1(o) of the Disclosure Schedules, all of the Proprietary Assets and has taken all actions reasonable in light of its financial position to protect the Proprietary Assets. Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, the Company does not require any license or other agreement to use any of the Proprietary Assets, except for licenses or agreements that can be obtained in the ordinary course of business without unreasonable effort, delay, cost, or expense. The Company is not bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property Rights (as defined below) of any other Person and, to the Company’s knowledge, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property Rights, other than those described on Schedule 3.1(o). With respect to each item of the Company’s Proprietary Assets that any third party owns and that the Company uses pursuant to license, sublicense, agreement or permission: (i) the license, as it relates to the Company is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) except as described on Schedule 3.1(l), the Company is not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission is in material breach or default, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration thereunder; (iii) the Company has not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission has repudiated any material provision thereof; and (iv) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than as expressly permitted by such license, sublicense, agreement or permission. Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, to the Company’s knowledge, no director, officer, or stockholder of the Company owns any rights in any Intellectual Property Rights directly or indirectly competitive with those owned or to be used by the Company or derived from or in connection with the conduct of the Company’s business. Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, to the Company’s knowledge it is not now necessary to use any inventions or works of authorship of its employees made outside of their employment by the Company. Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, the Company has obtained from all of the Company’s current and former officers, employees and consultants, assignments to all inventions developed or conceived during their service with the Company and relating to its business. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person except as set forth on Schedule 3.1(o). The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company’s Intellectual Property Rights are as set forth on Schedule 3.1(o) hereto. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. The CMU License Agreement does not preclude (i) the pledging of the IP to be pledged to the Purchaser pursuant to the Transaction Documents, or (ii) the sublicensing of any of the Company’s Intellectual Property Rights.

p)

Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

q)

Transactions With Affiliates and Employees. Other than as described in the SEC Documents or as set forth in Schedule 3.1(q) hereto, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits, including stock option agreements or other equity awards under any equity compensation plan of the Company or any Subsidiary.

r)

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

s)

Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company and its Subsidiaries to the Purchaser as contemplated hereby.

t)

Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

u)

Registration Rights. Except as contemplated by the transactions hereunder or as set forth in the SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

v)

Application of Takeover Protections. The Company’s and its Subsidiaries’ boards of directors or equivalent bodies have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or any of the Subsidiaries’ certificate of incorporation (or similar governing documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser’s, the Company’s or its Subsidiaries’ fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

w)

Disclosure. All disclosure provided to the Purchaser regarding each of the Company, its Subsidiaries, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company, its Subsidiaries with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and its Subsidiaries acknowledge and agree that the Purchaser makes no nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

x)

No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries or, to the knowledge of the Company, any Affiliates of the Company or its Subsidiaries, or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company or its Subsidiaries for purposes of the Securities Act which would require the registration of any such Securities under the Securities Act.

y)

Solvency. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the application of the proceeds thereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Initial Closing Date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in such party’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000 due under finance leases as defined by U.S. GAAP. Other than as described in the SEC Documents, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

z)

Environmental Matters. The Company and each of its Subsidiaries (a) is in compliance with any and all Environmental Laws (as herein defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval, in each case except to the extent such noncompliance or non-receipt would not reasonably be expected to result in a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

aa)

Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon (except for those contested in good faith), and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

bb)

No General Solicitation. Neither the Company nor, to the knowledge of the Company, any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

cc)

Foreign Corrupt Practices; Patriot Act, etc. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

The Company and its Subsidiaries are in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. None of the Company or any of its Subsidiaries is a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

dd)

Seniority. As of the Closing Date, no Indebtedness, equity or other security of the Company or the Subsidiaries, other than Permitted Indebtedness, is senior to, or pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

ee)

No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the accountants and lawyers formerly or presently employed by the Company or any Subsidiary and, except as set forth on Schedule 3.1(ee) of the Disclosure Schedules, the Company and each Subsidiary is current with respect to any fees owed to its accountants and lawyers. By making this representation, each of the Company and its Subsidiaries does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its Subsidiaries and its lawyers. The Company’s accountants are as disclosed in its SEC Documents. To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements for the year ended December 31, 2025, are a registered public accounting firm as required by the Securities Act.

ff)

Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company and its Subsidiaries acknowledge and agree that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company and its Subsidiaries further acknowledge that the Purchaser is not acting as a financial advisor or fiduciary of the Company and its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company and its Subsidiaries further represent to the Purchaser that the Company’s and its Subsidiaries’ decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

gg)	Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)

No Disqualification Events. Neither the Company, nor any of its predecessors affiliates, any manager, executive officer, other officer of the Company or such Subsidiary participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s or such Subsidiaries’ outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or such Subsidiary in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company and its Subsidiaries have exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company and its Subsidiaries will comply with their disclosure obligations under Rule 506(e).

(ii)

Other Covered Persons. None of the Company and its Subsidiaries is aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Notes that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii)

Reasonable Notification Procedures. With respect to each Company Covered Person, the Company and its Subsidiaries has established procedures reasonably designed to ensure that they receive notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv)

Notice of Disqualification Events. The Company will notify the Purchaser immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

hh)

Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company and its Subsidiaries acknowledge and agree that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and that the Purchaser is not, immediately prior to the Initial Closing, (i) an officer or director of the Company or the Subsidiaries, (ii) an Affiliate of the Company or the Subsidiaries or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act. The Company and the Subsidiaries further acknowledge that the Purchaser is not acting as a financial advisor or fiduciary of the Company or its Subsidiaries (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Company or the Subsidiaries or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Notes.

ii)

Sarbanes-Oxley; Internal Accounting Controls. Each of the Company and its Subsidiaries is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Initial Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the Company and its Subsidiaries has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's (or any Subsidiary’s) internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's (or any Subsidiary’s) knowledge, in other factors that could significantly affect the Company's (or any Subsidiary’s) internal controls. The Company and its Subsidiaries have knowledge (upon receipt of the proceeds of this transaction) that the Company’s independent public accountants have issued an audit letter containing a “going concern” opinion in connection with the Company’s annual report on Form 10-K pursuant to Section 13 or 15(d) under the Exchange Act for the fiscal year ended December 31, 2025.

jj)

Variable Rate Securities. Except as provided in the Notes or disclosed in the SEC Documents, the Company has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction (as defined below).

3.2          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

a)

Organization; Authority. The Purchaser is an entity duly organized under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, limited partnership, limited liability company or similar action, as applicable, on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b)

Purchaser Representation. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable securities laws and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold Securities for any period of time.

c)

Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any of the Notes into shares of Common Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

d)

Experience of the Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

e)

General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

f)

Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

The Company and its Subsidiaries acknowledge and agree that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1	Transfer Restrictions.

a)

The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or any Subsidiary or to an affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may, at its expense, require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

b)	The Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), the book-entry registrations for the Securities shall bear a legend in the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

c)

Book-entry registrations for the shares of Common Stock underlying the Notes shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such shares pursuant to Rule 144, or (iii) if such shares of Common Stock are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent promptly after the effectiveness of the Registration Statement if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the shares of Common Stock issuable thereunder, or if such shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof and pronouncements issued by the staff of the Commission) then such shares of Common Stock shall be issued free of all legends. The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Business Days following the delivery by the Purchaser to the Company of a request therefor (such second Business Day, the “Legend Removal Date”), cause the Transfer Agent to effect removal of the legend hereunder. The Company may not make any notation on its records or give instructions to any Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

d)

Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to effect removal of the legend hereunder, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

e)

The Purchaser agrees that the removal of the restrictive legend from book-entry registrations representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2    Acknowledgment of Dilution. The Company and its Subsidiaries acknowledge that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company and its Subsidiaries further acknowledge that its obligations under the Transaction Documents, including without limitation its obligation to issue the shares of Common Stock underlying the Notes pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or its Subsidiaries may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company and its Subsidiaries.

4.3    Furnishing of Information Rule 144 Availability. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. At all times from the date hereof through and including the date none of the shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) are held by the Purchaser (the “Required Period”), the Company shall ensure Purchaser can sell the Conversion Shares pursuant to and in accordance with Rule 144 under the Securities Act. If, (i) at any time during the Required Period, the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act (a “Public Information Failure”), or (ii) the Company shall fail to take such action as is reasonably requested by the Purchaser to enable the Purchaser to sell any of the shares received in connection with the Notes pursuant to Rule 144 under the Securities Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent as may be reasonably requested from time to time by the Purchaser and otherwise fully cooperate with Purchaser and Purchaser’s broker to effect such sale of the shares of common stock received in connection with the Notes pursuant to Rule 144 under the Securities Act) (a “Process Failure”) then, in either case, in addition to the Purchaser’s other available remedies, the Company shall pay to Purchaser, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Conversion Shares, an amount in cash equal to two (2%) percent of up to the original aggregate principal amount of the Notes on the day of a Public Information Failure or Process Failure, as applicable, and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days), thereafter, until (a) in the case of a Process Failure, the date such Process Failure is cured, or (b) in the case of a Public Information Failure, the date such Public Information Failure is cured. Notwithstanding anything to the contrary provided herein, liquidated damages for each Process Failure or Public Information Failure shall not commence to accrue for a period of five (5) days from the date of any such Process Failure and/or Public Information Failure. The payments to which the Purchaser shall be entitled pursuant to this Section 4.3 are referred to herein as “Rule 144 Failure Payments”. Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

4.4    Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate of the Company shall not, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

4.5    Securities Laws Disclosure; Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal or state securities law and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with notice of such disclosure permitted under subclause (i) or (ii).

4.6    Shareholder Rights Plan. No claim will be made or enforced by the Company or its Subsidiaries that the Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company or its Subsidiaries, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company any of its Subsidiaries and the Purchaser. The Company and its Subsidiaries shall conduct their business in a manner so that it will not become subject to the Investment Company Act.

4.7    Use of Proceeds. The Company shall not receive proceeds in connection with the issuance of the Securities hereunder.

4.8    Reimbursement. If the Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company or its Subsidiaries (except as a result of sales, pledges, margin sales and similar transactions by the Purchaser to or with any current stockholder and unless such action is based solely upon a breach of the Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence or willful misconduct), solely as a result of the Purchaser’s acquisition of the Securities under this Agreement, the Company and its Subsidiaries will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company and its Subsidiaries under this paragraph shall be in addition to any liability which the Company or such Subsidiaries may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, its Subsidiaries, the Purchaser and any such Affiliate and any such Person. The Company and its Subsidiaries also agree that neither the Purchaser nor any of its Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company, its Subsidiaries, or any Person asserting claims on behalf of or in right of the Company, its Subsidiaries, solely as a result of acquiring the Securities under this Agreement.

4.9    Indemnification of Purchaser. Subject to the provisions of this Section 4.9, the Company and its Subsidiaries will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such Person (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of, arising from, or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company and its Subsidiaries in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company or its Subsidiaries or who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (in each case unless such action is based upon a breach of the Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

4.10    Reservation and Listing of Securities. At all times and as long as any of the Notes are outstanding, the Company shall take all action necessary (and/or reasonably requested by the Purchaser) to at all times have authorized, and reserved out of its authorized but unissued shares of Common Stock for the purpose of issuance to the Purchaser upon conversions or in respect of interest on such outstanding Notes by the Purchaser, initially an aggregate of 61,991,347 and all times no less than four (4) times the maximum number of Conversion Shares issuable pursuant to the conversion of the outstanding Notes (assuming no Event of Default (as defined in the applicable Note) and interest thereunder to the Maturity Date (the “Required Reserved Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders, to authorize additional shares to meet the Company’s obligations under this Agreement and the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares. The Company shall initially reserve shares of Common Stock on its own books and records (the “Reserve”) for the issuance of the Conversion Shares, which initial reservation shall be authorized by the unanimous written consent of the Company’s Board of Directors delivered at Closing. From and after the date of this Agreement through and including the date all of the Notes are paid in full, the Company shall issue or cause its Transfer Agent to issue the shares of Common Stock received on conversion of the Notes, including in respect of accrued interest thereunder, to the Purchaser or its broker both from the Reserve and sources other than the Reserve and shall not reduce the Reserve under any circumstances other than the sale of shares from the Reserve. The Company shall increase the amount of shares of Common Stock in the Reserve upon receipt of written notice, which may be in email form, by the Purchaser (and/or its assigns) in order to ensure that the Reserve contains the Required Reserved Amount and/or at any time the number of shares in the Reserve is less than the Required Reserved Amount. Notwithstanding anything to the contrary provided herein or elsewhere, the number of shares of Common Stock in the Reserve shall never be decreased or used for any other purposes other than for issuance to the holder thereof upon each conversion by Purchaser of the Notes into shares of Common Stock.

4.11 Subsequent Equity Sales. In addition to the limitations set forth herein, from the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreements, including but not limited to an equity line of credit, whereby the Company may sell securities at a future determined price tied to the market price of the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

4.12 After Acquired Subsidiaries. The Company shall cause any Subsidiary acquired after the date hereof to enter into a joinder to the Security Agreement and to enter into the Subsidiary Guarantee hereto, with the same rights and obligations as the Debtors and the Subsidiary Guarantors, as the case may be, for all purposes thereof as fully and to the same extent as if it were an original signatory thereto and shall be deemed to have made the representations, warranties and covenants set forth in the Transaction Documents as of the date of such execution and delivery thereof, and all references therein to the “Guarantors” shall be deemed to include each additional Guarantor or the “Debtors” shall be deemed to include each additional Debtor.

4.13 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request, to Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing or any Additional Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Purchaser.

4.14 [Reserved].

4.15 Right of Participation. At any time within the 18 months subsequent to the Initial Closing, upon any issuance by the Company or any of its Subsidiaries of debt or Common Stock or securities convertible or exchangeable into or exercisable for Common Stock for cash consideration, indebtedness or a combination of units thereof, other than an Exempt Issuance (a “Subsequent Financing”), the Purchaser shall have the right to participate in such Subsequent Financing up to its investment amount represented by the Notes but not more than 25% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Purchaser, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to the Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

If the Purchaser desires to participate in such Subsequent Financing it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment in the Subsequent Financing as of such fifth (5th) Business Day. If the Purchaser does not provide such notice required hereunder as of such fifth (5th) Business Day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate.

The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.15, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Business Days after the date of the initial Subsequent Financing Notice.

The Company and the Purchaser agree that if the Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company.

Notwithstanding anything to the contrary in this Section 4.15 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any Subsequent Financing.

4.16 Directors’ and Officers’ Insurance. For so long as any of the Notes are outstanding, the Company shall retain directors’ and officers’ insurance in amounts and on terms customary for companies in the same industry of similar size as the Company.

4.17 Other Matters in respect of the Company’s Intellectual Property. It is the intention of the parties to grant a first priority perfected security interest to the Purchaser in the Company’s intellectual property. In conjunction therewith and to ensure that Purchaser obtains control of the Company’s intellectual property upon an Event of Default under the Notes, the parties agree as set forth in this Section 4.17. At no time while the Notes are outstanding shall the Company create, incur, assume or suffer to exist any Liens on or with respect to, or otherwise pledge, dispose of or sublicense or consent to the assignment any of its Intellectual Property (as defined in the IP Security Agreement) now owned either individually or jointly or hereafter acquired or any interest therein or any income or profits therefrom. Without the prior written consent of the Purchaser, the Company shall not, and shall not permit any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof, to (i) commence a Proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (ii) make a general assignment for the benefit of creditors, (iii) call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (iv) indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

4.18 [Intentionally Omitted].

4.19 Registration Rights. The Company shall promptly file a registration statement within 30 days of the Initial Closing Date registering for resale a multiple of the number of Registrable Securities agreed to by the Company and the Purchaser (the “Registration Statement”) and use its best efforts to cause such Registration Statement to be declared effective as soon as practical and to maintain such effectiveness for as long as the Purchaser holds any Registrable Securities.

In addition, at any time while there are any Securities outstanding:

a)

if the Company determines to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration statement relating solely to employee benefit plans on Form S-8 (or any successor form), or (ii) a registration statement relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form), the Company will promptly give to the Purchaser written notice thereof, and include in such registration statement (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, those Registrable Securities that are specified in a written request within or requests made within 5 business days after delivery of such written notice form the Company. . If the registration statement of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice described above. If the managing underwriter determines in good faith that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, or in the case of a qualified offering which is an initial public offering of the Company’s common stock, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting so long as it is not including the securities other those of the Company. The Company shall so advise the Purchaser, and the number of Registrable Securities to be included in such registration shall be allocated as follows: first, for the account of the Company, all shares proposed to be sold by the Company; second, for the account of the Purchaser and any other unaffiliated investor that has been granted registration rights with respect to shares on the terms and conditions of any agreement pertaining to such registration rights prior to the Closing Date, pro rata; and third, any affiliated investor of that has been granted registration rights with respect to shares on the terms and conditions of any agreement pertaining to such registration rights on or after the Closing Date. If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw by written notice to the Company and the managing underwriter. Any shares excluded or withdrawn from such underwriting shall be withdrawn from such registration statement. The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration, whether or not the Purchaser has elected to include any or all of the Registrable Securities in such registration. All expenses incurred in connection with any registration, filing, qualification, legal and other third parties retained by the Company, or compliance pursuant to this Section 4.19 shall be borne by the Company, other than fees and expenses of counsel or experts retained by any Purchaser and underwriting discounts and commissions, brokerage fees and other selling expenses in connection with the sale of any securities by any Purchaser.

In the event the Company fails to comply with its registration obligations with respect to the Registrable Securities, and such failure continues uncured for 10 days, it shall pay to the Purchaser as liquidated damages 1½% of the Notes each month until such Registrable Securities are so registered.

4.20 Consent to Strategic Transactions. The Company shall not be required to obtain the consent of the Purchaser in connection with any Strategic Transaction. The foregoing shall not be deemed to modify or not require the Company’s compliance with any of the other terms hereof and of the other Transaction Documents.

4.21 Post-Closing Matters. (a) Within five (5) Business Days of the Closing Date, the Company shall at its expense cause its counsel to make all required filings to create valid and enforceable first priority perfected security interests in favor of the Purchaser in the Collateral (as defined in the Security Agreement) of the Debtors (as defined in the Security Agreement) pursuant to the Security Agreement and the IP Security Agreement.

ARTICLE V

MISCELLANEOUS

5.1    Termination. This Agreement may be terminated by either party if the Initial Closing has not occurred on or before August 15, 2026; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2          Fees. At the Closing, the Company has agreed to reimburse Purchaser for all costs and expenses incurred in connection with the documentation of the transaction by the Purchaser for lien searches, UCC and IP filings (including legal expenses of third parties for such filings), etc. The Company shall pay all transfer agent fees, legal opinion and brokerage legal review fees, stamp taxes and other taxes and duties levied in connection with the issuance and sale of any Securities.

5.3         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been incorporated into such documents, exhibits and schedules.

5.4         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5         Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company, and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5         Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such “Purchaser.”

5.7         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.8         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Delaware. The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If the Purchaser shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then it shall be reimbursed by the Company for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9         Survival. The representations and warranties contained herein shall survive for a period of 12 months following the Closing, the delivery of the Notes and the conversion or payment of the Notes.

5.10    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or data file were an original thereof.

5.11    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company and its Subsidiaries does not timely perform their related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13     Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company and its Subsidiaries shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15    Payment Set Aside. To the extent that the Company or its Subsidiaries makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, such Subsidiary, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16    Usury. The Company and its Subsidiaries hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company and its Subsidiaries under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or the Purchaser to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.17    Liquidated Damages. The Company and its Subsidiaries’ obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents are a continuing obligation of the Company and its Subsidiaries and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18         Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. The Purchaser hereby notifies the Company that pursuant to the requirements of the Act and the Purchaser’s policies and practices, the Purchaser is required to obtain, verify and record certain information and documentation that identifies the Company, which information includes the name and addresses of the Company and such other information that will allow the Purchaser to identify the Company in accordance with the Act. In addition, the Company shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Notes to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Address for Notice:

LONGEVITY HEALTH HOLDINGS, INC.

2403 Sidney Street, Suite 300

Pittsburgh, PA 15203

By: /s/ Bryan J. Cassaday                                         Telephone: 412-894-8248

Name: Bryan J. Cassaday                                         Email: bcassaday@healthxage.com

Title: Chief Financial Officer

CARMELL REGEN MED CORPORATION

2403 Sidney Street, Suite 300

Pittsburgh, PA 15203

By: /s/ Bryan J. Cassaday                                         Telephone: 412-894-8248

Name: Bryan J. Cassaday                                         Email: bcassaday@healthxage.com

Title: Chief Financial Officer

With a copy to (which shall not constitute notice):

K&L Gates LLP

Telephone: 949-623-3519

Email: michael.hedge@klgates.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO COMPANY, SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Puritan Partners LLC

Signature of Authorized Signatory of Investing Entity: /s/ Richard L. Smithline

Name of Authorized Signatory: Richard L. Smithline

Title of Authorized Signatory: Managing Member

Email Address of Authorized Entity: rs@centrecourtam.com

Address for Notice of Investing Entity:

4 Puritan Road

Rye, NY 10580

Address for Delivery of Securities for Investing Entity (if not same as above):